Calculation of Filing Fee Tables
S-8
YSX Tech Co., Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(a)	2,780,000	$ 2.63	$ 7,311,400.00	0.0001531	$ 1,119.38
Total Offering Amounts:						$ 7,311,400.00		$ 1,119.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,119.38
Offering Note
[1]	This registration statement on Form S-8 (this "Registration Statement") registers class A ordinary shares, par value of $0.0001 per share (the "Class A Ordinary Shares"), of YSX TECH. CO., LTD (the "Registrant") issuable pursuant to the YSX TECH. CO., LTD 2025 Second Equity Incentive Plan (the "2025 Plan"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the 2025 Plan to prevent dilution from share splits, share dividends, or similar transactions as provided in the 2025 Plan. Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Class A Ordinary Shares on September 26, 2025, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A